UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2014

AMERICAN LIBERTY PETROLEUM CORP.
(Exact name of Registrant as specified in charter)

Nevada	000-54004	98-0599151
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11251 Richmond Avenue, Suite F101
Houston, Texas	77082
(Address of Principal Executive Offices)	(Zip Code)

(281) 600 - 6000
Registrant’s telephone number, including area code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Entry into a Material Definitive Agreement

American Liberty Petroleum Corp., a Nevada publicly traded company (herein referred to as “the Company”, “We”, and “Our”), signed a Letter of Intent to acquire Avant Diagnostics Inc., a Nevada corporation with headquarters at 8561 East Anderson Drive, Suite 104, Scottsdale, AZ 85255 (herein referred to as “Avant’) on September 1st, 2014. The Letter of Intent was approved by our board of directors prior to signing but was not approved by Avant’s board of directors until September 10th, 2014. Avant Diagnostics Inc. is a medical technology company developing cutting edge medical tests, including OvaDx®, a Pre-Symptomatic Ovarian Cancer Screening Test.

The Letter of Intent provides for a closing date of no later than October 1st, 2014 and is predicated upon the results of a mutual due diligence period. The definitive agreement will provide for Avant warranting that:

a)	All third party consents required for acquisition are provided;
b)	All tax liabilities are paid or accrued;
c)	All insurance payments are paid or accrued
d)	All Accounts Receivable is collectable;
e)	All Accounts Payable are either paid or accrued;
f)	All equipment used in operation will be titled in Avant’s name;
g)	All capital stock acquired is free and clear of any liens, charges, encumbrances, or claims;
h)	All records will be provided to the Company at closing;
i)	All lawsuits or contingencies will be accrued on balance sheet;

It also contemplates the following actions:

a)	A new board of directors;
b)	New management of the Company;
c)	Certain consulting contracts to be entered into;
d)	1 for 17 reverse split of the shares of the Company with round lot rounding up; and
e)	Reauthorization of four hundred and fifty million Common Stock shares.

The consideration for the acquisition of Avant will be the issuance of the Company’s Common Stock shares, the number of which will represent 96.5% of the Company’s outstanding Common Stock, or an equivalent number such that after the Company’s Preferred Stock shares with conversion privileges are converted into the Company’s Common Stock, ninety six point five percent (96.5%) of the then outstanding Common Stock shares of the Company will be issued to Avant shareholders. After a 1 for 17 reverse split of the Company’s Common Stock shares currently outstanding and the issuance of the shares issued as consideration for the acquisition, there will be approximately seventy million (70,000,000) Common Stock shares outstanding.

Item 9.01 Financial Statements and Exhibits

Exhibit 99.01 Press Release

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN LIBERTY PETROLEUM CORP. (Registrant)

Signature	Title	Date

/s/ Robert C. Rhodes	Chief Executive Officer	September 15, 2014
Robert C. Rhodes

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